CUMBERLAND RESOURCES LTD.

950 – 505 Burrard Street

Vancouver, BC  V7X 1M4

(604) 608-2557

NOTICE OF ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special General Meeting of the Shareholders of Cumberland Resources Ltd. (hereinafter called the “Company”) will be held in the Prince of Wales Room of the Hyatt Regency Hotel, 3rd Floor, 655 Burrard Street, Vancouver, British Columbia, on Thursday, the 22nd day of June, 2006 at the hour of 2:00 in the afternoon (local time), for the following purposes:

1.

To receive the audited financial statements of the Company for the fiscal year ended December 31, 2005 (with comparative statements relating to the preceding fiscal period) together with the report of the auditors therein;

2.

To fix the number of directors at seven (7);

3.

To elect three (3) directors and fix their terms;

4.

To appoint the auditors;

5.

To consider, and if thought fit to pass an ordinary resolution amending the Company’s existing  Stock Option Plan, as more particularly described in the accompanying Information Circular;

6.

To consider, and if thought fit to pass an ordinary resolution ratifying the previously approved Share Rights Plan, as more particularly described in the accompanying Information Circular; and

7.

To transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

Accompanying this Notice is an Information Circular, a form of Proxy and a Financial Statement Request Form.  The accompanying Information Circular provides information relating to the matters to be addressed at the meeting and is incorporated into this Notice.  The Company will have copies of its audited financial statements for the fiscal year ended December 31, 2005, including Management’s Discussion and Analysis of Financial condition and Results of Operations, available for review at the Meeting.

Shareholders are entitled to vote at the Meeting either in person or by proxy.  Those who are unable to attend the Meeting are requested to read the notes to the enclosed form of Proxy and then to, complete, sign and mail the enclosed form of Proxy in accordance with the instructions set out in the Proxy and in the Information Circular accompanying this Notice.

DATED at Vancouver, British Columbia, this 25th day of May, 2006.

BY ORDER OF THE BOARD

(signed) “Kerry M. Curtis”

President, CEO and Director